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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 7, 2002


                        Dover Downs Entertainment, Inc.
            (Exact name of registrant as specified in its charter)

                        Commission File Number 1-11929


                  Delaware                                51-0357525
(State or other jurisdiction of incorporation) (IRS Employer Identification No.)


               1131 N. DuPont Highway
               Dover, Delaware                       19901
        (Address of principal executive offices)   (Zip Code)


       Registrant's telephone number, including area code (306) 674-4600


         (Former name or former address, if changed since last report)
                                      N/A
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Item 5.  Other Events.

Following is the text of a press release issued by the Company on March 7, 2002:

"Dover Downs Entertainment, Inc. (NYSE - Symbol: DVD) announced today that its Board of Directors had formally approved the previously announced spin-off of its gaming business and established March 18, 2002 as the record date for the spin-off.

Dover Downs Entertainment will accomplish the spin-off by transferring its gaming business to Dover Downs Gaming & Entertainment, Inc., a newly formed Delaware corporation ("Gaming & Entertainment"), and then distributing 100 percent of the shares of Gaming & Entertainment common stock and Class A common stock, on a pro rata basis, to Dover Downs Entertainment's stockholders.

The effective date for the distribution will be March 31, 2002. Gaming & Entertainment has been authorized to list its shares of common stock on the New York Stock Exchange under the symbol "DDE" and will be publicly traded for the first time on or about the effective date.

Dover Downs Entertainment, Inc. will change its name to Dover Motorsports, Inc. and will continue to trade on the New York Stock Exchange under its existing symbol "DVD".

Dover Downs Entertainment stockholders as of the close of business on the record date will automatically participate in the spin-off. On the effective date, each such stockholder will receive 0.7 shares of Gaming & Entertainment common stock for each share of Dover Downs Entertainment common stock held as of the record date and 0.7 shares of Gaming & Entertainment Class A common stock for each share of Dover Downs Entertainment Class A common stock held as of the record date.

No Dover Downs Entertainment stockholder will be required to pay cash or other consideration for any shares of Gaming & Entertainment common stock or Class A common stock received in the spin-off, or to surrender or exchange shares of Dover Downs Entertainment common stock or Class A common stock to receive Gaming & Entertainment common stock or Class A common stock. No fractional shares of stock will be issued. Cash will be paid in lieu of fractional shares.

Dover Downs Entertainment, Inc. has received a ruling from the Internal Revenue Service that, for U.S. Federal income tax purposes, the distribution of Gaming & Entertainment stock will be tax free, except for cash received in lieu of fractional shares.

After the spin-off, Gaming & Entertainment will be an independent public company. The number and identity of stockholders of Gaming & Entertainment immediately after the spin-off will be the same as the number and identity of stockholders of Dover Downs Entertainment immediately prior to the spin-off. The actual number of shares of Gaming & Entertainment common stock and Class A common stock to be distributed will be determined as of the record date. The spin-off will not affect the number of outstanding shares of Dover Downs Entertainment common stock or Class A common stock or the rights of Dover Downs Entertainment stockholders.

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Gaming & Entertainment has filed a registration statement on Form 10 with the
Securities and Exchange Commission. The information statement filed as an exhibit to that registration statement describes the mechanics of the distribution of Gaming & Entertainment shares and contains important financial and other information concerning Gaming & Entertainment. It will be mailed to the shareholders of Dover Downs Entertainment, Inc. on or about the record date.

                          __________________________

Dover Downs Entertainment, Inc. (www.doverdowns.com) is a leading promoter of motorsports events in the United States. Its motorsports subsidiaries operate six motorsports tracks (four permanent facilities and two temporary circuits) in five states and promote motorsports events under the auspices of four of the premier sanctioning bodies in motorsports - NASCAR, CART, IRL and NHRA. The Company owns and operates Dover International Speedway in Dover, DE; the new Nashville Superspeedway in Nashville, TN; Gateway International Raceway near St. Louis, MO.; and Memphis Motorsports Park in Memphis, TN. It also organizes and promotes the Toyota Grand Prix of Long Beach in California and the Grand Prix of Denver.

The Company's gaming operations consist of Dover Downs Slots - an 80,000 square foot video lottery (slots) casino, the Dover Downs Hotel and Conference Center, and the Dover Downs Raceway - a harness racing track with pari-mutuel wagering on live and simulcast horse races."

Item 7.  Financial Statements and Exhibits.

The financial statements and pro forma financial information required by this Item will be included in the Company's Form 10-K for fiscal year ended December 31, 2001.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Dover Downs Entertainment, Inc.


                              /s/  Denis McGlynn
                              ------------------------------------------
                              Denis McGlynn
                              President and Chief Executive Officer


Dated:  March 7, 2002

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